UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2018, James Frost resigned as a member of the Board of Directors (the “Board”) of Forward Industries, Inc. (the “Company”) effective that date.

On April 25, 2018, the Company received written notice from Nasdaq that as a result of Mr. Frost’s resignation, the Company was no longer in compliance with Listing Rules 5605(c)(2)(A) and 506(d)(2)(A) (the “Rules”).  The Rules require the Company’s audit committee to have a minimum of three members and the compensation committee to have a minimum of two members.  In the written notice, Nasdaq confirmed that the Company, in accordance with the cure period provided for in Nasdaq Listing Rules 5605(c)(4) and (d)(4), has (a) until the earlier of its next annual stockholders’ meeting or April 20, 2019 to regain compliance, or (b) if the next annual stockholders' meeting is held before October 17, 2018, then the Company must evidence compliance no later than October 17, 2018. The Company expects to regain compliance with Listing Rule 5605(c)(2)(A) by appointing a new independent director to the audit committee within the aforementioned time period.  Additionally, the Company expects to regain compliance with Listing Rule 5605(d)(2)(A) by either appointing a new independent director to the compensation committee or appoint another independent director who is currently serving on the Board within the aforementioned time period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Company’s compensation committee approved the entrance into new Employment Agreements with Terry Wise, the Company’s Chief Executive Officer and Michael Matte, the Company’s Chief Financial Officer. The terms of the new Employment Agreements will provide for (i) identical salaries as the executives’ prior employment agreements - $300,000 per annum for Mr. Wise and $225,000 for Mr. Matte, (ii) bonuses up to 25% of their salaries to be paid in cash or equity for Mr. Matte and equity for Mr. Wise and (iii) six months’ severance for termination without cause. The form of Employment Agreement is being prepared by Company counsel and will be filed as an exhibit to the Company’s Form 10-Q for the three months ended March 31, 2018.

Additionally, effective February 1, 2018, Mr. Matte’s salary reverted back to $225,000 which he had previously agreed to reduce to $150,000 per annum.

On April 25, 2018, the Company granted 214,000 five-year fully-vested stock options exercisable at $1.44 per share to Sangita Shah, a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: May 1, 2018	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer